Exhibit 10.2

AMENDMENT NO. 12 TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 12, dated as of April 14, 2023 (this “Amendment”), (this “Amendment”), is made with respect to that certain Amended and Restated Receivables Purchase Agreement, dated as of November 18, 2011 (as amended, restated, supplemented or otherwise modified, the “Agreement”), among LPAC CORP., a Delaware corporation ( the “Seller”), LENNOX INDUSTRIES INC., a Delaware corporation, as master servicer thereunder (in such capacity, the “Master Servicer”), VICTORY RECEIVABLES CORPORATION, a Delaware corporation, as a Purchaser, MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrative agent for the Investors (in such capacity, the “Administrative Agent”), the purchaser agent for the MUFG Purchaser Group (in such capacity, the “MUFG Purchaser Agent”) and a MUFG Liquidity Bank, WELLS FARGO BANK, NATIONAL ASSOCIATION (“WFB”), as the purchaser agent for the WFB Purchaser Group (in such capacity, the “WFB Purchaser Agent”) and a WFB Liquidity Bank (the “WFB Liquidity Bank”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as the purchaser agent for the PNC Purchaser Group (in such capacity, the “PNC Purchaser Agent”) and a PNC Liquidity Bank (the “PNC Liquidity Bank”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to such terms in the Agreement.

Preliminary Statement

Each of the parties to the Agreement desires to amend the Agreement on the conditions set forth herein.

NOW, THEREFORE, the signatories hereto agree as follows:

SECTION 1. Amendment to the Agreement

Effective as of the date hereof in accordance with Section 2 of this Amendment, the Agreement is hereby amended as follows.

Section 1.1 Section 2.6 of the Agreement is deleted in its entirety and replaced as follows:

Section 2.6 Benchmark Replacement

(a) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Seller may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchaser Agents and the Seller so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from any Purchaser Agent. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.6(a)(i) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Seller and the Purchaser Agents of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Seller of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.6(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Purchaser Agent pursuant to this Section 2.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.6.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Yield Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Yield Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, yield will be computed at the Base Rate.

Certain Defined Terms. As used in this Section 2.6:

Available Tenor: As of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Yield Period” pursuant to Section 2.6(d).

Benchmark: Initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.6(a).

Benchmark Replacement: With respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Seller giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

Benchmark Replacement Adjustment: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Seller giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

Benchmark Replacement Date: The earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Event: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Start Date: In the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

Benchmark Unavailability Period: The period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.6 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.6.

Conforming Changes: With respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “MUFG SOFR Rate”, “PNC SOFR Rate”, “WFB SOFR Rate”, “Bank Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Yield Period” or any similar or analogous definition (or the addition of a concept of “yield period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Article IV and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

Floor: The greater of (1) 0% and (2) the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the applicable Benchmark.

Periodic Term SOFR Determination Day: As specified in the definition of “Term SOFR”.

Relevant Governmental Body: The Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

SOFR: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

SOFR Administrator: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

Term SOFR: The Term SOFR Reference Rate for a tenor comparable to the applicable Yield Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Yield Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

Term SOFR Administrator: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

Term SOFR Reference Rate: The forward-looking term rate based on SOFR.

Unadjusted Benchmark Replacement: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

U.S. Government Securities Business Day: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Section 1.2. A new Section 2.7 of the Agreement is hereby added as follows:

Section 2.7 Rates

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Seller. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Seller, any Purchaser Agent or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.3. The following defined terms shall be inserted in appropriate alphabetical order in Appendix A of the Agreement:

MUFG SOFR Rate: For any Yield Period the greater of (i) 0% and (ii) the rate per annum established by the MUFG Purchaser Agent (calculated on the basis of actual days elapsed over a 360-day year) equal to Term SOFR for such Yield Period.

MUFG SOFR Rate Reserve Percentage: With respect to any Investor for any Yield Period in respect of which Earned Discount is computed by reference to the MUFG SOFR Rate, the reserve percentage applicable two Business Days before the first day of such Yield Period under regulations issued from time to time by the Federal Reserve Board (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as such term is defined in Regulation D) (or with respect to any other category of Liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Yield Period.

MUFG SOFR Rate (Reserved): With respect to any Yield Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable MUFG SOFR Rate for such Yield Period by (ii) a percentage equal to 100% minus the MUFG SOFR Rate Reserve Percentage.

PNC SOFR Rate: For any Yield Period the greater of (i) 0% and (ii) the rate per annum established by the PNC Purchaser Agent (calculated on the basis of actual days elapsed over a 360-day year) equal to Term SOFR for such Yield Period.

PNC SOFR Rate Reserve Percentage: With respect to any Investor for any Yield Period in respect of which Earned Discount is computed by reference to the PNC SOFR Rate, the maximum effective percentage in effect on such day as prescribed by the Federal Reserve Board for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as Eurocurrency Liabilities (as such term is defined in Regulation D)).

PNC SOFR Rate (Reserved): With respect to any Yield Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable PNC SOFR Rate for such Yield Period by (ii) a percentage equal to 100% minus the PNC SOFR Rate Reserve Percentage.

WFB SOFR Rate: For any Yield Period the greater of (i) 0% and (ii) the rate per annum established by the WFB Purchaser Agent (calculated on the basis of actual days elapsed over a 360-day year) equal to Term SOFR for such Yield Period.

WFB SOFR Rate Reserve Percentage: With respect to any Investor for any Yield Period in respect of which Earned Discount is computed by reference to the WFB SOFR Rate, the maximum effective percentage in effect on such day as prescribed by the Federal Reserve Board for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as Eurocurrency Liabilities (as such term is defined in Regulation D)).

WFB SOFR Rate (Reserved): With respect to any Yield Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable WFB SOFR Rate for such Yield Period by (ii) a percentage equal to 100% minus the WFB SOFR Rate Reserve Percentage.

Section 1.4. The following defined terms in Appendix A of the Agreement shall be deleted in their entirety:

MUFG LIBO Rate: For any Yield Period the greater of (i) 0% and (ii) the rate per annum established by the MUFG Purchaser Agent (calculated on the basis of actual days elapsed over a 360-day year) equal to LIBOR, as administered by the ICE Benchmark Administration (or any other person that takes over the administration of such rate), for deposits in Dollars, appearing on the Reuters page that displays such rate (such page currently being the LIBOR01 page) as of 1:00 p.m. (London time) two (2) London business days immediately preceding the commencement of such Yield Period for the period matching such Yield Period; provided, however, if a Yield Period does not match an available LIBOR quotation, then the MUFG Purchaser Agent shall determine the MUFG LIBO Rate for the purpose of such Yield Period by linear interpolation of the nearest two (2) LIBOR rates. In the event that such rate does not appear on such page or service at such time, “MUFG LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposits in Dollars in the London interbank market as may be selected by the MUFG Purchaser Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the MUFG Purchaser Agent in its sole discretion.

MUFG LIBO Rate Reserve Percentage: With respect to any Investor for any Yield Period in respect of which Earned Discount is computed by reference to the MUFG LIBO Rate, the reserve percentage applicable two Business Days before the first day of such Yield Period under regulations issued from time to time by the Federal Reserve Board (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as such term is defined in Regulation D) (or with respect to any other category of Liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Yield Period.

MUFG LIBO Rate (Reserved): With respect to any Yield Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable MUFG LIBO Rate for such Yield Period by (ii) a percentage equal to 100% minus the MUFG LIBO Rate Reserve Percentage.

PNC LIBO Rate: For any day during any Yield Period, an interest rate per annum determined by the PNC Purchaser Agent and equal to LMIR. “LMIR” means, for any day during any Yield Period, the greater of (i) 0% and (ii) the one-month LIBOR rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the PNC Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

PNC LIBO Rate Reserve Percentage: With respect to any Investor for any Yield Period in respect of which Earned Discount is computed by reference to the PNC LIBO Rate, the maximum effective percentage in effect on such day as prescribed by the Federal Reserve Board for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as Eurocurrency Liabilities (as such term is defined in Regulation D)).

PNC LIBO Rate (Reserved): With respect to any Yield Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable PNC LIBO Rate for such Yield Period by (ii) a percentage equal to 100% minus the PNC LIBO Rate Reserve Percentage.

WFB LIBO Rate: For any day during any Yield Period, an interest rate per annum determined by the WFB Purchaser Agent and equal to LMIR. “LMIR” means, for any day during any Yield Period, the greater of (i) 0% and (ii) the one-month LIBOR rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the WFB Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

WFB LIBO Rate Reserve Percentage: With respect to any Investor for any Yield Period in respect of which Earned Discount is computed by reference to the WFB LIBO Rate, the maximum effective percentage in effect on such day as prescribed by the Federal Reserve Board for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as Eurocurrency Liabilities (as such term is defined in Regulation D)).

WFB LIBO Rate (Reserved): With respect to any Yield Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable WFB LIBO Rate for such Yield Period by (ii) a percentage equal to 100% minus the WFB LIBO Rate Reserve Percentage.

Section 1.5. The following defined terms in Appendix A of the Agreement shall be deleted in their entirety and replaced as follows:

Bank Rate: For any day falling in a particular Yield Period with respect to any Asset Tranche means an interest rate per annum equal to the sum of (1) the MUFG SOFR Rate (Reserved), the WFB SOFR Rate (Reserved) or the PNC SOFR Rate (Reserved), as applicable, for such day or such Yield Period (as applicable) plus (2) 0.10% plus (3) the Bank Rate Spread; provided, that in the case of (A) any Yield Period with respect to which any Purchaser or any Liquidity Bank shall have notified the Purchaser Agent of such Person’s Purchaser Group that (i) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Person to fund such Asset Tranche at the rate described above, or (ii) due to market conditions affecting the interbank eurodollar market, funds are not reasonably available to such Person in such market in order to enable it to fund such Asset Tranche at the rate described above (and in the case of subclause (i) or (ii) above, such Person shall not have subsequently notified such Purchaser Agent that such circumstances no longer exist), or (B) other than with respect to a Yield Period for the WFB Purchaser Group or the PNC Purchaser Group, any Yield Period as to which any Purchaser Agent does not receive notice or determine, by no later than 12:00 noon (New York, New York time) on the third Business Day preceding the first day of such Yield Period, that the related Asset Tranche will be funded by Liquidity Fundings, and not by the issuance of Commercial Paper Notes, in either case, the “Bank Rate” shall mean an interest rate per annum equal to the Base Rate in effect from time to time during such Yield Period; it being understood that, in the case of paragraph (A) above, such rate shall only apply to the Persons affected by the circumstances described in such paragraph (A).

Business Day: A day on which commercial banks in Atlanta, Chicago or New York City are not authorized or required to be closed for business.

Section 1.6. All remaining references in the Agreement to the term “LIBO” shall be amended and replaced with references to “SOFR”.

SECTION 2. Effectiveness

This Amendment shall become effective as of the date hereof at such time that each of the Administrative Agent, the MUFG Purchaser Agent, the WFB Purchaser Agent and the PNC Purchaser Agent shall have received, in form and substance satisfactory to it, executed counterparts of this Amendment.

SECTION 3. Transaction Document

This Amendment shall be a Transaction Document under the Agreement.

SECTION 4. Representations and Warranties

Each of the Seller and the Master Servicer makes, as to itself (except where specifically provided otherwise therein), each of the representations and warranties contained in Section 6.1 of the Agreement (after giving effect to this Amendment).

SECTION 5. Confirmation of Agreements; No Other Modifications

Each reference in the Agreement to “this Agreement” or “the Agreement”, or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Agreement, shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 6. Affirmation and Consent of Lennox International

Lennox International hereby consents to this Amendment and hereby affirms and agrees that the Assurance Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects. Upon the effectiveness of, and on and after the date of, the Amendment, each reference in the Assurance Agreement to the Agreement, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment, and as hereafter amended or restated.

SECTION 7. Costs and Expenses

The Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

SECTION 8. GOVERNING LAW

THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 9. Execution in Counterparts

This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (.pdf) shall be as effective as delivery of a manually executed counterpart of a signature page of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LPAC CORP., as Seller

By:	/s/ Theresa McCray
Name:	Theresa McCray
Title:	President

LENNOX INDUSTRIES INC., as Master Servicer

By:	/s/ Theresa McCray
Name:	Theresa McCray
Title:	VP, Corp. Tax & Treasurer

LENNOX INTERNATIONAL INC.

By:	/s/ Theresa McCray
Name:	Theresa McCray
Title:	VP, Corp. Tax & Treasurer

VICTORY RECEIVABLES CORPORATION, as a Purchaser

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

MUFG BANK, LTD., as Administrative Agent

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

MUFG BANK, LTD., as MUFG Purchaser Agent

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

MUFG BANK, LTD., as a Liquidity Bank

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as WFB Purchaser Agent

By:	/s/ Ryan Tozier
Name:	Ryan Tozier
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,as a Liquidity Bank

By:	/s/ Ryan Tozier
Name:	Ryan Tozier
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as PNC Purchaser Agent

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,as a Liquidity Bank

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President